EXHIBIT 4.3

DARDEN RESTAURANTS, INC.

OFFICERS’ CERTIFICATE AND AUTHENTICATION ORDER

FOR 6.800% SENIOR NOTES DUE 2037

Pursuant to the Indenture dated as of January 1, 1996 (the “Indenture”) between Darden Restaurants, Inc. (the “Company”) and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee (the “Trustee”), and the resolutions adopted by the Board of Directors of the Company on September 14, 2007, this Officers’ Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 102 of the Indenture.

Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

A. Establishment of Series Pursuant to Section 301 of Indenture. There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms (the numbered clauses set forth below correspond to the numbered subsections of Section 301 of the Indenture):

(1) The series of Securities hereby being authorized shall bear the title “6.800% Senior Notes due 2037” (referred to herein as the “Notes”).

(2) The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $300,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered).

(4) The date on which the principal of the Notes is due and payable shall be October 15, 2037.

(5) The Notes shall bear interest at the rate of 6.800% per year (based upon a 360-day year of twelve 30-day months) (the “Original Interest Rate”), subject to adjustment as described below, from October 16, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually in arrears on April 15 and October 15 of each year, commencing April 15, 2008, until the principal thereof is paid or made available for payment, to the Person in whose name such Notes are registered at the close of business on the April 1 or October 1 Regular Record Date next preceding the April 15 or October 15 Interest Payment Date. Each April 15 and October 15 shall be an “Interest Payment Date” for the Notes, and the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the “Regular Record Date” for the interest payable on such Interest Payment Date.

The interest rate payable on the Notes shall be subject to adjustment from time to time if any of Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), or Fitch Ratings (“Fitch”) downgrades (or subsequently upgrades) the debt rating assigned to the Notes (a “rating”). If the rating from any one of Moody’s, S&P or Fitch is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from the Original Interest Rate by the percentage set forth opposite that rating:

Rating Agency			Percentage
Moody’s	S&P	Fitch
Ba1	BB+	BB+	0.250%
Ba2	BB	BB	0.500%
Ba3	BB-	BB-	0.750%
B1 or below	B1 or below	B1 or below	1.000%

If more than one of Moody’s, S&P or Fitch decreases its rating to a rating set forth in the table above, the interest rate on the Notes shall be increased such that the interest rate equals the Original Interest Rate plus the percentages applicable to the lowest two ratings levels of Moody’s, S&P or Fitch in effect immediately following the decrease.

If any of Moody’s, S&P or Fitch subsequently increases its rating, the interest rate on the Notes shall be decreased such that the interest rate equals the Original Interest Rate plus the percentages applicable to the lowest two ratings levels of Moody’s, S&P or Fitch in effect immediately following the increase.

In determining the increase or decrease, if any, in the interest rate on the Notes, the percentage applicable to the lowest two ratings levels of Moody’s, S&P and Fitch shall be used. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s, S&P or Fitch, shall be made independent of any and all other adjustments. In no event shall (1) the interest rate on the Notes be reduced below the Original Interest Rate and (2) the total increase in the interest rate on the Notes exceed 2.000% above the Original Interest Rate.

If any two of Moody’s, S&P or Fitch ceases to provide a rating, any subsequent reduction or increase in the rating by the agency continuing to provide the rating shall result in an interest rate equal to the Original Interest Rate plus twice the applicable percentage set forth in the table above.

No adjustments in the interest rate of the Notes shall be made solely as a result of Moody’s, S&P or Fitch ceasing to provide a rating. If all of Moody’s, S&P and Fitch cease to provide a rating, the interest rate on the Notes shall increase to or remain at, as the case may be, 2.000% above the Original Interest Rate, until any of Moody’s, S&P or

Fitch subsequently provides a rating. The interest rate on the Notes following such subsequent rating shall be the Original Interest Rate plus twice the applicable percentage set forth in the table above unless and until two of Moody’s, S&P or Fitch subsequently provide a rating.

The interest rate on the Notes shall permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by any or all three rating agencies) if the Notes become rated A2/A/A or higher by any two of Moody’s, S&P and Fitch, respectively (or one of these ratings if only rated by one rating agency), with a stable or positive outlook by both such rating agencies (or one of these ratings if only rated by one rating agency).

Any interest rate increase or decrease described above shall be determined by the Company and shall take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. The Company shall provide written notice of any such adjustment to the Trustee on the last day of the applicable interest period. If the interest rate adjusts more than once during the same interest period, the interest rate for such interest period shall be determined based on the ratings in effect at the end of the second Business Day prior to the end of such interest period.

(6) The interest on each Note that is not represented by a Global Security shall be payable at the principal corporate trust office of the Trustee; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The principal of (and premium, if any) and interest payable at Maturity on each Note that is not represented by a Global Security will be made against presentation of such Note at the principal corporate trust office of the Trustee. Payment of principal of (and premium, if any) and interest on each Note that is represented by a Global Security shall be made to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole Holder of Notes represented thereby for all purposes under the Indenture.

(7) The Notes will be redeemable at the option of the Company, at any time in whole or from time to time in part, prior to the Stated Maturity upon not less than 30 days’ nor more than 60 days’ notice by mail, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 35 basis points plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Record Dates referred to on the face thereof, all as provided in the Indenture. No Note of a principal amount of $2.000 or less shall be redeemed in part.

For purposes of determining the amount at which the Notes may be redeemed, the following terms shall have the meanings set forth next to each of them below:

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee receives fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

“Reference Treasury Dealer” means each of (1) Banc of America Securities LLC or its affiliates which are primary U.S. Government securities dealers in The City of New York (a “Primary Treasury Dealer”), and their respective successors, and (2) three other Primary Treasury Dealers selected by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

(8) The Company shall not be obligated to redeem or purchase any Notes pursuant to any sinking fund or analogous provision.

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has previously exercised its right to redeem the Notes as described in paragraph (7) above, Holders of the Notes may require the Company to repurchase all or any part (equal to $2,000 principal amount or in integral multiples of $1,000 in excess thereof) of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to any Change of Control (as defined below) but after the public announcement of the Change of Control, the Company shall mail a notice to Holders of Notes describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of the Notes by virtue of such conflict and compliance with laws.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent shall promptly pay, from funds deposited by the Company for such purpose, to each Holder of Notes properly tendered the Change of Control Payment in respect of such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered. No Note of a principal amount of $2,000 or less shall be repurchased in part.

The Company shall not be required to make a Change of Control Offer if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

For purposes of determining the circumstances under which the Company shall be required to repurchase Notes at the option of Holders upon a Change of Control, the following terms shall have the meanings set forth next to each of them below:

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating (as defined below) by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade below investment grade by any of the Rating Agencies); provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock measured by voting power rather than number of shares; or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors (as defined below). Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control if (1) pursuant to such transaction, the Company becomes a wholly owned subsidiary of a holding company that has agreed to be bound by the terms of the Notes and (2)(A) the holders of the Voting Stock (as defined below) of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, members of the Company’s Board of Directors who (1) were members of such Board of Directors on the date of the issuance of the Notes or (2) were nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors under clause (1) or (2) of this definition who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and equal to or higher than BBB- (or the equivalent) by S&P and Fitch (or, in each case, if such rating agency ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons considered outside of the Company’s control, the equivalent investment grade credit rating from any rating agency selected by the Company as a replacement rating agency as set forth in the definition of “Rating Agencies” below).

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

(9) The Notes shall be issuable in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

(16) The Notes shall be issued initially only in the form of one or more Global Securities registered in the name of the Depositary or its nominee. The Depositary with respect to such Global Securities shall be The Depository Trust Company. The Global Securities shall bear the legends set forth in Annex A hereto.

(19) The Notes shall have such other terms and provisions as are provided in the form set forth in Annex A hereto.

B. Establishment of Form of Security Pursuant to Section 201 of Indenture. It is hereby established pursuant to Section 201 of the Indenture that the Notes shall be substantially in the form attached as Annex A hereto.

C. Order for the Authentication and Delivery of Debt Securities Pursuant to Section 303 of the Indenture. It is hereby ordered pursuant to Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, one Note in the aggregate principal amount of $300,000,000 registered in the name of Cede & Co., which Note will be duly executed by the proper officers of the Company and delivered to the Trustee as provided in the Indenture, and to deliver said authenticated Note to or upon the order of Banc of America Securities LLC on October 16, 2007.

D. Certification Pursuant to Section 102 of the Indenture. The undersigned have read the pertinent sections of the Indenture, including Sections 201, 301 and 303 thereof and the definitions in the Indenture relating thereto, and certain other corporate documents and records. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of (a) a series of Securities and (b) the form of such Securities, and (ii) the authentication and delivery of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

[signature page follows]

IN WITNESS WHEREOF, we have hereunto signed our names on behalf of the Company.

Dated: October 10, 2007

DARDEN RESTAURANTS, INC.

By:	/s/ C. Bradford Richmond
Name:	C. Bradford Richmond
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ William R. White, III
Name:	William R. White, III
Title:	Senior Vice President and Treasurer

ANNEX A

REGISTERED NO.	REGISTERED PRINCIPAL
CUSIP NO.	AMOUNT:	U.S. $

DARDEN RESTAURANTS, INC.

6.800% Senior Notes due 2037

[Insert if the Security is to be a Global Security — Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.]

Darden Restaurants, Inc., a corporation duly organized and existing under the laws of Florida (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                     , or registered assigns, the principal sum of                      Dollars ($                    ) on October 15, 2037, and to pay interest thereon from October 16, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on April 15 and October 15 in each year, commencing on April 15, 2008, at the rate of 6.800% per year (the “Original Interest Rate”), subject to adjustment as described below, until the principal hereof is paid or made available for payment. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 and October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of

Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

The interest on any Security of this series that is not a Global Security shall be payable at the principal corporate trust office of the Trustee; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The principal of (and premium, if any) and interest payable at Maturity on any Security of this series that is not a Global Security will be made against presentation of this Security at the principal corporate trust office of the Trustee. Payment of principal of (and premium, if any) and interest on any Security of this series that is represented by a Global Security shall be made to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Security represented thereby for all purposes under the Indenture.

Payment of the principal of (and premium, if any) and interest on any Security of this series will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                     , 2007

DARDEN RESTAURANTS, INC.

By:
Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

WELLS FARGO BANK,
NATIONAL ASSOCIATION
(as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as Trustee

By:
Name:
Title:
Authorized Officer

STATE OF	)
COUNTY OF	)

On the              day of                     , 2007, personally appeared                     , as the                      of Darden Restaurants, Inc. (the “Company”), a Florida corporation, and before me executed this [Global] Certificate for the Company’s 6.800% Senior Notes due 2037, dated as of                     , in the principal amount of                      Dollars ($                    ), payable by Darden Restaurants, Inc. to the payee hereof.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, in the state and county aforesaid.

Signature of Notary Public,

State of

(Notary Seal)

DARDEN RESTAURANTS, INC.

6.800% Senior Notes due 2037

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 1, 1996, (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, an Officers’ Certificate of the Company establishing the terms of the Securities of this series pursuant to Section 301 of the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated above, limited in aggregate principal amount to $300,000,000. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

The interest rate payable on the Securities of this series shall be subject to adjustment from time to time if any of Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), or Fitch Ratings (“Fitch”) downgrades (or subsequently upgrades) the debt rating assigned to the Securities of this series (a “rating”). If the rating from any one of Moody’s, S&P or Fitch is decreased to a rating set forth in the immediately following table, the interest rate on the Securities of this series shall increase from the Original Interest Rate by the percentage set forth opposite that rating:

Rating Agency			Percentage
Moody’s	S&P	Fitch
Ba1	BB+	BB+	0.250%
Ba2	BB	BB	0.500%
Ba3	BB-	BB-	0.750%
B1 or below	B1 or below	B1 or below	1.000%

If more than one of Moody’s, S&P or Fitch decreases its rating to a rating set forth in the table above, the interest rate on the Securities of this series shall be increased such that the interest rate equals the Original Interest Rate plus the percentages applicable to the lowest two ratings levels of Moody’s, S&P or Fitch in effect immediately following the decrease.

If any of Moody’s, S&P or Fitch subsequently increases its rating, the interest rate on the Securities of this series shall be decreased such that the interest rate equals the Original Interest Rate plus the percentages applicable to the lowest two ratings levels of Moody’s, S&P or Fitch in effect immediately following the increase.

In determining the increase or decrease, if any, in the interest rate on the Securities of this series, the percentage applicable to the lowest two ratings levels of Moody’s, S&P and Fitch shall be used. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s, S&P or Fitch, shall be made independent of any and all other adjustments. In no event shall (1) the interest rate on the Securities of this series be reduced below the Original Interest Rate and (2) the total increase in the interest rate on the Securities of this series exceed 2.000% above the Original Interest Rate.

If any two of Moody’s, S&P or Fitch ceases to provide a rating, any subsequent reduction or increase in the rating by the agency continuing to provide the rating shall result in an interest rate equal to the Original Interest Rate plus twice the applicable percentage set forth in the table above.

No adjustments in the interest rate of the Securities of this series shall be made solely as a result of Moody’s, S&P or Fitch ceasing to provide a rating. If all of Moody’s, S&P and Fitch cease to provide a rating, the interest rate on the Securities of this series shall increase to or remain at, as the case may be, 2.000% above the Original Interest Rate, until any of Moody’s, S&P or Fitch subsequently provides a rating. The interest rate on the Securities of this series following such subsequent rating shall be the Original Interest Rate plus twice the applicable percentage set forth in the table above unless and until two of Moody’s, S&P or Fitch subsequently provide a rating.

The interest rate on the Securities of this series shall permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by any or all three rating agencies) if the Securities of this series become rated A2/A/A or higher by any two of Moody’s, S&P and Fitch, respectively (or one of these ratings if only rated by one rating agency), with a stable or positive outlook by both such rating agencies (or one of these ratings if only rated by one rating agency).

Any interest rate increase or decrease described above shall be determined by the Company and shall take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. The Company shall provide written notice of any such adjustment to the Trustee on the last day of the applicable interest period. If the interest rate adjusts more than once during the same interest period, the interest rate for such interest period shall be determined based on the ratings in effect at the end of the second Business Day prior to the end of such interest period.

The Securities of this series are subject, at the option of the Company, to redemption, at any time in whole or from time to time in part, prior to the Stated Maturity upon not less than 30 days’ nor more than 60 days’ notice by mail, at a Redemption Price equal to the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 35 basis points plus, in each case, accrued and unpaid interest on such Securities to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

For purposes of determining the amount at which the Securities of this series may be redeemed, the following terms shall have the meanings set forth next to each of them below:

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Securities of this series.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee receives fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

“Reference Treasury Dealer” means each of (1) Banc of America Securities LLC or its affiliates which are primary U.S. Government securities dealers in The City of New York (a “Primary Treasury Dealer”), and their respective successors, and (2) three other Primary Treasury Dealers selected by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. No Security of this series of a principal amount of $2,000 or less shall be redeemed in part.

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has previously exercised its right to redeem the Securities of this series as described above, Holders of the Securities of this series may require the Company to repurchase all or any part (equal to $2,000 principal amount or in integral multiples of $1,000 in excess thereof) of the

Securities of this series pursuant to the offer described below (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of Securities of this series repurchased plus accrued and unpaid interest, if any, on the Securities of this series repurchased, to the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to any Change of Control (as defined below), but after the public announcement of the Change of Control, the Company shall mail a notice to Holders of the Securities of this series describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Securities of this series on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of this series as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Securities of this series, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of the Securities of this series by virtue of such conflict and compliance with laws.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)	accept for payment all Securities of this series or portions of Securities of this series properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities of this series or portions of Securities of this series properly tendered; and

(iii)	deliver or cause to be delivered to the Trustee the Securities of this series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities of this series or portions of Securities of this series being purchased.

The Paying Agent shall promptly pay, from funds deposited by the Company for such purpose, to each Holder of Securities of this series properly tendered the Change of Control Payment in respect of such Securities of this series, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security of this series equal in principal amount to any unpurchased portion of any Securities of this series surrendered. No Securities of this series of a principal amount of $2,000 or less shall be repurchased in part.

The Company shall not be required to make a Change of Control Offer if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and such third party purchases all Securities of this series properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Securities of this series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

For purposes of determining the circumstances under which the Company shall be required to repurchase Securities of this series at the option of Holders upon a Change of Control, the following terms shall have the meanings set forth next to each of them below:

“Below Investment Grade Rating Event” means the Securities of this series are rated below an Investment Grade Rating (as defined below) by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which 60-day period shall be extended so long as the rating of the Securities of this series is under publicly announced consideration for possible downgrade below investment grade by any of the Rating Agencies); provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock measured by voting power rather than number of shares; or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors (as defined below). Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control if (1) pursuant to such transaction, the Company becomes a wholly owned subsidiary of a holding company that has agreed to be bound by the terms of the Securities of this series and (2)(A) the holders of the Voting Stock (as defined below) of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, members of the Company’s Board of Directors who (1) were members of such Board of Directors on the date of the issuance of the Securities of this series or (2) were nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors under clause (1) or (2) of this definition who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and equal to or higher than BBB- (or the equivalent) by S&P and Fitch (or, in each case, if such rating agency ceases to rate the Securities of this series or fails to make a rating of the Securities of this series publicly available for reasons considered outside of the Company’s control, the equivalent investment grade credit rating from any rating agency selected by the Company as a replacement rating agency as set forth in the definition of “Rating Agencies” below).

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if Fitch, Moody’s or S&P ceases to rate the Securities of this series or fails to make a rating of the Securities of this series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the

Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth and set forth herein, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations (including, if this Security is a Global Security, certain additional limitations) therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Abbreviations

The following abbreviations, when used in the inscription above, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –		Custodian

	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

Assignment

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address
Including Postal Zip Code of Assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.